Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

MONDOVI, Wis., July 16, 2025 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $7.2 million, or 9 cents per diluted share, for the second quarter ended June 30, 2025, compared with $7.9 million, or 10 cents per diluted share, for the second quarter of 2024. For the six-month period ended June 30, 2025, net income was $11.5 million, or 14 cents per diluted share, compared with $17.5 million, or 22 cents per diluted share, for the 2024 six-month period.

Operating revenue was $229.9 million for the second quarter of 2025 compared with $246.2 million for the second quarter of 2024. Excluding fuel surcharges, operating revenue was $203.8 million for the 2025 quarter compared with $213.5 million for the 2024 quarter. Fuel surcharge revenue decreased to $26.1 million for the 2025 quarter from $32.7 million for the 2024 quarter.

Operating revenue was $453.1 million for the first six months of 2025 compared with $495.9 million for the first six months of 2024. Excluding fuel surcharges, operating revenue was $399.6 million for the 2025 period compared with $429.3 million for the 2024 period. Fuel surcharge revenue decreased to $53.5 million for the 2025 period from $66.6 million for the 2024 period.

Operating income was $9.7 million for the second quarter of 2025 compared with $10.0 million for the second quarter of 2024.

Operating income was $15.6 million for the first six months of 2025 compared with $22.2 million for the first six months of 2024.

Operating expenses as a percentage of operating revenue were 95.8% for the 2025 quarter and 95.9% for the 2024 quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 95.2% for the 2025 quarter and 95.3% for the 2024 quarter.

Operating expenses as a percentage of operating revenue were 96.6% for the first six months of 2025 and 95.5% for the first six months of 2024. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 96.1% for the 2025 period and 94.8% for the 2024 period.

Executive Chairman Randolph L. Marten stated, “Our unique multifaceted business model’s value continued to be highlighted by the operating results of our dedicated and brokerage operations for the first six months of this year and throughout last year. Our earnings have continued to be heavily pressured by the considerable duration and depth of the freight market recession’s oversupply and weak demand - and the cumulative impact of inflationary operating costs, freight rate reductions and freight network disruptions.”

“We remain focused on minimizing the freight market’s impact - and the impact of the U.S. and global economies with the current trade policy volatility - while investing in and positioning our operations to capitalize on profitable organic growth opportunities. We expect such growth opportunities to be positively impacted by anticipated additional industry capacity exits relating to increased enforcement of the English Language Proficiency and B-1 visa regulations.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of time and temperature-sensitive and dry truck-based transportation and distribution capabilities across Marten’s six distinct business platforms – Temperature-Sensitive and Dry Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth, including the impact of the freight market and U.S. and global economies with the current trade policy volatility along with the impact of additional industry capacity exits relating to increased enforcement of the English Language Proficiency and B-1 visa regulations, and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share information)	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,052	$17,267
Receivables:
Trade, net	91,432	89,992
Other	7,387	5,364
Prepaid expenses and other	21,942	25,888
Total current assets	155,813	138,511

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,207,399	1,198,737
Accumulated depreciation	(373,131)	(370,124)
Net property and equipment	834,268	828,613
Other noncurrent assets	1,735	1,633
Total assets	$991,816	$968,757

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,894	$25,781
Insurance and claims accruals	43,817	44,246
Accrued and other current liabilities	27,974	23,492
Total current liabilities	116,685	93,519
Deferred income taxes	104,098	107,034
Noncurrent operating lease liabilities	317	282
Total liabilities	221,100	200,835

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,520,424 shares at June 30, 2025, and 81,463,938 shares at December 31, 2024, issued and outstanding	815	815
Additional paid-in capital	53,994	52,941
Retained earnings	715,907	714,166
Total stockholders’ equity	770,716	767,922
Total liabilities and stockholders’ equity	$991,816	$968,757

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2025	2024	2025	2024

Operating revenue	$229,922	$246,238	$453,074	$495,910

Operating expenses (income):
Salaries, wages and benefits	78,570	86,519	157,370	175,281
Purchased transportation	43,123	43,235	80,779	85,049
Fuel and fuel taxes	32,591	38,809	65,708	78,370
Supplies and maintenance	15,606	16,472	31,119	32,542
Depreciation	27,307	28,206	54,777	56,733
Operating taxes and licenses	2,451	2,539	4,868	5,114
Insurance and claims	15,852	12,559	29,229	24,216
Communications and utilities	2,164	2,297	4,443	4,668
Gain on disposition of revenue equipment	(5,182)	(2,532)	(6,847)	(3,703)
Other	7,706	8,160	16,035	15,416

Total operating expenses	220,188	236,264	437,481	473,686

Operating income	9,734	9,974	15,593	22,224

Other	(436)	(1,014)	(785)	(1,810)

Income before income taxes	10,170	10,988	16,378	24,034

Income taxes expense	2,984	3,099	4,857	6,499

Net income	$7,186	$7,889	$11,521	$17,535

Basic earnings per common share	$0.09	$0.10	$0.14	$0.22

Diluted earnings per common share	$0.09	$0.10	$0.14	$0.22

Dividends declared per common share	$0.06	$0.06	$0.12	$0.12

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2025	2024	2025 vs. 2024	2025 vs. 2024
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$92,484	$96,046	$(3,562)	(3.7)%
Truckload fuel surcharge revenue	14,002	16,477	(2,475)	(15.0)
Total Truckload revenue	106,486	112,523	(6,037)	(5.4)

Dedicated revenue, net of fuel surcharge revenue	61,338	67,444	(6,106)	(9.1)
Dedicated fuel surcharge revenue	10,536	13,822	(3,286)	(23.8)
Total Dedicated revenue	71,874	81,266	(9,392)	(11.6)

Intermodal revenue, net of fuel surcharge revenue	10,093	12,660	(2,567)	(20.3)
Intermodal fuel surcharge revenue	1,610	2,404	(794)	(33.0)
Total Intermodal revenue	11,703	15,064	(3,361)	(22.3)

Brokerage revenue	39,859	37,385	2,474	6.6

Total operating revenue	$229,922	$246,238	$(16,316)	(6.6)%

Operating income/(loss):
Truckload	$2,344	$1,115	$1,229	110.2%
Dedicated	5,429	6,650	(1,221)	(18.4)
Intermodal	(735)	(684)	(51)	(7.5)
Brokerage	2,696	2,893	(197)	(6.8)
Total operating income	$9,734	$9,974	$(240)	(2.4)%

Operating ratio:
Truckload	97.8%	99.0%
Dedicated	92.4	91.8
Intermodal	106.3	104.5
Brokerage	93.2	92.3
Consolidated operating ratio	95.8%	95.9%

Operating ratio, net of fuel surcharges:
Truckload	97.5%	98.8%
Dedicated	91.1	90.1
Intermodal	107.3	105.4
Brokerage	93.2	92.3
Consolidated operating ratio, net of fuel surcharges	95.2%	95.3%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2025	2024	2025 vs. 2024	2025 vs. 2024
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$182,590	$191,068	$(8,478)	(4.4)%
Truckload fuel surcharge revenue	28,287	33,006	(4,719)	(14.3)
Total Truckload revenue	210,877	224,074	(13,197)	(5.9)

Dedicated revenue, net of fuel surcharge revenue	123,743	139,182	(15,439)	(11.1)
Dedicated fuel surcharge revenue	21,756	28,544	(6,788)	(23.8)
Total Dedicated revenue	145,499	167,726	(22,227)	(13.3)

Intermodal revenue, net of fuel surcharge revenue	20,361	25,941	(5,580)	(21.5)
Intermodal fuel surcharge revenue	3,459	5,095	(1,636)	(32.1)
Total Intermodal revenue	23,820	31,036	(7,216)	(23.3)

Brokerage revenue	72,878	73,074	(196)	(0.3)

Total operating revenue	$453,074	$495,910	$(42,836)	(8.6)%

Operating income/(loss):
Truckload	$2,044	$1,604	$440	27.4%
Dedicated	10,283	15,908	(5,625)	(35.4)
Intermodal	(1,590)	(878)	(712)	(81.1)
Brokerage	4,856	5,590	(734)	(13.1)
Total operating income	$15,593	$22,224	$(6,631)	(29.8)%

Operating ratio:
Truckload	99.0%	99.3%
Dedicated	92.9	90.5
Intermodal	106.7	102.8
Brokerage	93.3	92.4
Consolidated operating ratio	96.6%	95.5%

Operating ratio, net of fuel surcharges:
Truckload	98.9%	99.2%
Dedicated	91.7	88.6
Intermodal	107.8	103.4
Brokerage	93.3	92.4
Consolidated operating ratio, net of fuel surcharges	96.1%	94.8%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2025	2024	2025	2024
Truckload Segment:
Revenue (in thousands)	$106,486	$112,523	$210,877	$224,074
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,209	$4,093	$4,203	$4,044
Average tractors(1)	1,690	1,805	1,680	1,817
Average miles per trip	524	528	531	533
Non-revenue miles percentage(2)	11.0%	11.6%	11.1%	12.1%
Total miles (in thousands)	39,221	40,847	77,494	80,550

Dedicated Segment:
Revenue (in thousands)	$71,874	$81,266	$145,499	$167,726
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,807	$3,754	$3,827	$3,768
Average tractors(1)	1,239	1,382	1,251	1,421
Average miles per trip	301	323	305	326
Non-revenue miles percentage(2)	1.3%	1.1%	1.4%	1.1%
Total miles (in thousands)	25,132	28,231	50,368	57,311

Intermodal Segment:
Revenue (in thousands)	$11,703	$15,064	$23,820	$31,036
Loads	3,555	4,464	7,212	9,053
Average tractors	77	121	77	123

Brokerage Segment:
Revenue (in thousands)	$39,859	$37,385	$72,878	$73,074
Loads	24,094	22,700	44,510	42,761

At June 30, 2025 and June 30, 2024:
Total tractors(1)	2,928	3,126
Average age of company tractors (in years)	2.1	1.8
Total trailers	5,164	5,539
Average age of company trailers (in years)	5.0	5.0
Ratio of trailers to tractors(1)	1.8	1.8
Total refrigerated containers	786	787

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2025	2024	2025	2024

Net cash provided by operating activities	$33,153	$35,821	$69,368	$81,543
Net cash used for investing activities	(33,115)	(27,776)	(41,528)	(48,025)
Net cash used for financing activities	(4,891)	(4,576)	(10,055)	(9,532)

Weighted average shares outstanding:
Basic	81,510	81,381	81,502	81,365
Diluted	81,517	81,446	81,512	81,442

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 80 and 90 tractors as of June 30, 2025 and 2024, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.